UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 11, 2013 (Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Adoption of the H.B. Fuller Company 2013 Master Incentive Plan

On April 11, 2013, at the H.B. Fuller Company (the “Company”) 2013 Annual Meeting of Shareholders (the “Annual Meeting”), the Company’s shareholders approved the H.B. Fuller Company 2013 Master Incentive Plan (the “2013 Master Incentive Plan”), which previously had been approved by the Company’s Board of Directors on January 24, 2013, subject to shareholder approval.

The purpose of the 2013 Master Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, and to provide incentives for such persons to put forth maximum efforts for the success of the Company’s business. The 2013 Master Incentive Plan will allow the Company to provide such persons an opportunity to acquire a proprietary interest in the Company, and thereby align the interests of such persons with the Company’s shareholders.

The 2013 Master Incentive Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents, stock awards and other stock-based awards to employees, officers, consultants and independent contractors. The total number of shares of common stock that may be issued under all stock-based awards under the 2013 Master Incentive Plan will be 3,500,000. Of these authorized shares, an aggregate of 1,200,000 shares may be issued in the form of awards other than stock options or stock appreciation rights (e.g., restricted stock and restricted stock units). The number of shares available for awards, as well as the terms of outstanding awards, are subject to adjustment in the case of a dividend or other distribution, stock split, reverse stock split, merger and other similar events as provided in the 2013 Master Incentive Plan.

The Company’s Board of Directors and Compensation Committee have the authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award under the 2013 Master Incentive Plan, subject to the provisions of the 2013 Master Incentive Plan.

Awards may be granted under the 2013 Master Incentive Plan until it terminates on January 24, 2023, unless earlier terminated by the Board; provided that no performance award intended to be “qualified performance-based compensation” within the meaning of Section 162(m) may be granted under the 2013 Master Incentive Plan after April 10, 2018 (or the date of first shareholder meeting to occur in 2018, if earlier) unless and until the performance goals are re-approved by the Company’s shareholders. The Board may at any time amend, alter, suspend, discontinue or terminate the 2013 Master Incentive Plan, subject, in certain circumstances, to shareholder approval.

This summary of the 2013 Master Incentive Plan is qualified in its entirety by reference to the full text of the 2013 Master Incentive Plan, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K. A more detailed summary of the 2013 Master Incentive Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on February 27, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 11, 2013 for the purposes of the election of three directors for a three-year term, a non-binding advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement, the ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 30, 2013, and approval of the 2013 Master Incentive Plan. As of the record date, there were a total of 50,311,293 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 47,198,008 shares of Common Stock were represented in person or by proxy, therefore a quorum was present.

The voting results for the election of three directors for a three year-term were as follows:

	For	Withheld	Broker Non-Votes
Dante C. Parrini	43,289,199	944,517	2,964,292
John C. van Roden, Jr.	42,152,507	2,081,209	2,964,292
James J. Owens	42,481,037	1,752,679	2,964,292

The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2013 proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
40,824,505	2,364,924	1,044,287	2,964,292

Votes regarding ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending November 30, 2013, were as follows:

For	Against	Abstain
46,344,738	827,384	25,886

The voting results regarding approval of the H.B. Fuller Company 2013 Master Incentive Plan were as follows:

For	Against	Abstain	Broker Non-Votes
37,057,562	7,003,306	172,848	2,964,292

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	H.B. Fuller Company 2013 Master Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 27, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: April 15, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	H.B. Fuller Company 2013 Master Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 27, 2013)